UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1196501
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

122 Fifth Avenue New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series I Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ❑

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant's Series I Preferred Stock Purchase Rights is set forth under "Entry into a Material Definitive Agreement" in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 18, 2009, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

3.1	Form of Certificate of Designation, dated as of November 17, 2009 — Incorporated herein by reference to Exhibit 3.1 of the Company's Form 8-K filed November 18, 2009.
4.1
Rights Agreement, dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as Rights Agent — Incorporated herein by reference to Exhibit 4.1 of the Company's Form 8-K filed November 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.

Date November 18, 2009	By:	/s/ Joseph J. Lombardi
Name: Joseph J. Lombardi
Title: Chief Financial Officer